Exhibit 1.1

EXECUTION VERSION

ALEXANDRIA REAL ESTATE EQUITIES, INC.

6,100,000 Shares of Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

March 9, 2017

UNDERWRITING AGREEMENT

March 9, 2017

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

as Representatives of the several Underwriters

named in Schedule A

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and JPMorgan Chase Bank, National Association, London Branch (“JPMC”), Bank of America, N.A. (“BofA”) and Citigroup Global Markets Inc. (in its capacity as an agent and affiliate of Citibank, N.A., as Forward Purchaser (as defined below) (“Citibank” and, together with JPMC and BofA, in their capacities as sellers of Shares (as defined below) hereunder, the “Forward Sellers”)), at the Company’s request in connection with (i) the letter agreement dated the date hereof between the Company and JPMC, (ii) the letter agreement dated the date hereof between the Company and BofA and (iii) the letter agreement dated the date hereof between the Company and Citibank (each such letter agreement, a “Forward Sale Agreement” and, together, the “Forward Sale Agreements,” and JPMC, BofA and Citibank in their capacities as counterparties under their respective Forward Sale Agreements, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Forward Sale Agreements), of a number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the number of Borrowed Firm Shares (as defined below) sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (collectively, the “Representatives”) and each of the other Underwriters named in Schedule A hereto (together with the Representatives, collectively, the “Underwriters”) with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,100,000 shares of Common Stock (the “Company Firm Shares”), (ii) the sale by the Forward Sellers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,000,000 shares of Common Stock (the “Borrowed Firm Shares”) and (iii) the grant to the Underwriters, acting severally and not jointly, of the option described in Section 1 hereof to purchase all or any part of 915,000 additional shares of Common Stock (the “Additional Shares”).

Any Additional Shares sold to the Underwriters by the Forward Sellers pursuant to Section 1 hereof upon exercise of the option described therein are herein referred to as the “Borrowed Additional Shares.” Any Additional Shares sold to the Underwriters by the Company pursuant to Section 1 hereof upon exercise of such option and any Company Top-Up Additional Shares (as defined in Section 11(a) hereof) are herein referred to as the “Company Additional Shares.” The Company Firm Shares, the Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 11(a) hereof) are herein referred to collectively as the “Firm Shares.” The Company Firm Shares, the Company Top-Up Firm Shares and the Company Additional Shares are herein referred to collectively as the “Company Shares.”  The Borrowed Firm Shares and the Borrowed Additional Shares are herein referred to collectively as the “Borrowed Shares.”  The Borrowed Shares and the Company Shares are herein referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below. References herein to the “Forward Sale Agreements” are to the initial Forward Sale Agreements and/or the Additional Forward Sale Agreements as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-207762) including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement covers the registration of the Shares under the Securities Act and the 1933 Act Regulations.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus (the “final prospectus”) in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.”  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by virtue of the application of the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the Applicable Time (as defined below) and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).  The parties hereto agree as follows:

1.                                      Sale and Purchase.  Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Company Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto under the heading “Number of Company Firm Shares To Be Purchased” and (ii) each Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto under the heading “Number of Borrowed Firm Shares To Be Purchased,” in each case, at the purchase price of $104.208 (the “Purchase Price”) per Firm Share.  The obligations of the Forward Sellers to sell the Borrowed Firm Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule A hereto under the heading “Number of Borrowed Firm Shares To Be Sold,” in each case, at the Purchase Price.

In addition, the several Underwriters shall have the option to purchase pursuant to clause (A) or clause (B) below as applicable, severally and not jointly, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at the Purchase Price per Additional Share.  This option may be exercised by the Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company and the Forward Sellers.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) unless otherwise agreed to by the Company, the Forward Sellers and the Underwriters, earlier than the second or later than the tenth Business Day after the date on which the option shall have been exercised.  As used herein “Business Day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading or commercial banks in the City of New York are open for business.

Following delivery of an exercise notice:

(A) The Company may, in its sole discretion, within one Business Day after such notice is given, execute and deliver to the Forward Sellers additional letter agreements between the Company and the Forward Purchasers (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Additional Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Sellers of such Additional Forward Sale Agreements, the Forward Purchasers shall promptly execute and deliver such Additional Forward Sale Agreements to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, each Forward Seller (or, in the case of any Company Top-Up Additional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Additional Shares at the Purchase Price.  The obligations of the Forward Sellers to sell the Borrowed Additional Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Additional Shares set forth opposite the name of such Forward Seller in Schedule A hereto under the heading “Maximum Number of Borrowed Additional Shares To Be Sold,” in each case, at the Purchase Price.

(B) If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (A) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Additional Shares with respect to which the option is being exercised at the Purchase Price.

If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the time of purchase or any additional time of purchase, as the case may be, as if made as of the time of purchase or such additional time of purchase, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the time of purchase or such additional time of purchase, (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the time of purchase or such additional time of purchase, (iv) this Agreement shall have been terminated pursuant to Section 8 hereof on or prior to the time of purchase or such additional time of purchase or the time of purchase or such additional time of purchase shall not have occurred, (v) any of the conditions set forth in Section 7(a) of the initial Forward Sale Agreements (or the equivalent section of the Additional Forward Sale Agreements) shall not have been satisfied on or prior to the time of purchase or such additional time of purchase or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the time of purchase or such additional time of purchase as if made as of the time of purchase or such additional time of purchase (clauses (i) through (vi), together, the “Conditions”), then each of the Forward Sellers, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date.  In addition, in the event a Forward Seller determines in good faith and a commercially reasonable manner that (A) in connection with establishing its commercially reasonable hedge position such Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it would be impracticable for such Forward Seller to do so or it would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the time of purchase or any additional time of purchase, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

If a Forward Seller elects, pursuant to the preceding paragraph not to borrow and deliver for sale to the Underwriters at the time of purchase or any additional time of purchase, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Business Day prior to the time of purchase or such additional time of purchase. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the Business Day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.

2.                                      Payment and Delivery of Firm Shares.  Delivery of the Firm Shares to the Underwriters through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters shall be made against payment of the purchase price for the Firm Shares by or on behalf of the Underwriters to the Forward Sellers (with respect to the Borrowed Firm Shares) or to the Company (with respect to the Company Firm Shares and any Company Top-Up Firm Shares) by federal funds wire transfer.  Such payment and delivery shall be made at 11:00 A.M., New York City time, on March 15, 2017 (unless another time shall be agreed to by the Underwriters and the Forward Sellers or the Company, as applicable).  The time at which such payment and delivery of the Firm Shares are actually made is herein called the “time of purchase.”  The Firm Shares shall be delivered to the Underwriters, through the facilities of DTC, in book-entry form in such names and in such denominations as the Underwriters shall specify no later than the second Business Day preceding the time of purchase.

3.                                      Payment and Delivery of Additional Shares.  Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase by or on behalf of the Underwriters to the Forward Sellers (with respect to the Borrowed Additional Shares) or to the Company (with respect to any Company Additional Shares) by federal funds wire transfer.  The Additional Shares shall be delivered to the Underwriters, through the facilities of DTC, in book-entry form in such names and in such denominations as the Underwriters shall specify no later than the second Business Day preceding the additional time of purchase.

4.                                      Representations and Warranties.

The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser as of the date hereof, as of the Applicable Time referred to in Section 4(b) hereof, and as of the time of purchase provided in Section 2 hereof, as follows:

(a)                                 Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form;

(b)                                 The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on November 3, 2015, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the time of purchase, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriters, the Forward Sellers or the Forward Purchasers, respectively, furnished in writing to the Company by such respective entities expressly for use therein.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the time of purchase, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriters, the Forward Sellers or the Forward Purchasers, respectively, furnished in writing to the Company by such respective entities expressly for use therein.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied as to form when so filed in all material respects with the Securities Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), none of (i) any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”) nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), nor (iii) the Information 8-K (as defined below) when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Underwriters, the Forward Sellers or the Forward Purchasers, respectively, furnished in writing to the Company by such respective entities expressly for use therein.

The Company acknowledges that no information has been provided by the Forward Purchasers or the Forward Sellers for inclusion in the Registration Statement, the Prospectus, the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Information 8-K.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:30 p.m., New York City time, on March 9, 2017 or such other time as agreed by the Company and the Forward Sellers, as applicable, and the Underwriters.

“Information 8-K” means the Company’s current report on Form 8-K, if any, filed with the Commission on or after the date hereof filing earnings guidance updated from the guidance included in the Company’s January 30, 2017 earnings press release specifically to reflect the issuance of the Shares.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a road show that is a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(c)                                  Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, the Forward Sellers and the Forward Purchasers, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified and the Company has not made any prior offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission;

(d)                                 The documents incorporated or deemed incorporated by reference into the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, as the case may be, and the Information 8-K conformed in all material respects to the requirements of the Securities Act and the 1933 Act Regulations or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and when read together with the information in the Prospectus (1) at the time the Original Registration Statement became effective, (2) at the earlier of the time the Prospectus was issued and first used and the date and time of the first contract of sale of Shares in this offering and (3) at the time of purchase, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Underwriters, the Forward Sellers or the Forward Purchasers, respectively, furnished in writing to the Company by such respective entities expressly for use therein;

(e)                                  Neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, that singly or in the aggregate could be reasonably expected to have a material adverse effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any subsidiary of the Company that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each such significant subsidiary, a “Subsidiary”), or any Material Adverse Effect or any development involving a Material Adverse Effect, in any such case, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(f)                                   The Company and its subsidiaries have good and marketable title in fee simple to all real property (other than as specifically described in the Registration Statement, the General Disclosure Package and the Prospectus) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for the related mortgage indebtedness described in the Registration Statement, the General Disclosure Package and the Prospectus and such other liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease (other than ground leases) by the Company and its subsidiaries that are described in the Registration Statement, the General Disclosure Package and the Prospectus are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g)                                  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; each Subsidiary and its jurisdiction of organization is set forth on Schedule 4(g) hereto; each of the Company’s subsidiaries has power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(h)                                 The Company has an authorized, issued and outstanding capitalization as set forth in the General Disclosure Package and the Prospectus, and all of the issued and outstanding shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the General Disclosure Package and the Prospectus under the heading “Description of Stock” or in the documents incorporated by reference into the Prospectus; and all of the issued shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially interfere with the ownership thereof by the Company and its subsidiaries in each case, except as would not have a Material Adverse Effect;

(i)                                     The Company Shares to be issued and sold by the Company to the Underwriters hereunder and the shares of Common Stock to be delivered by the Company under the Forward Sale Agreements (the “Forward Shares”) have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or under any Forward Sale Agreement, as applicable, will be duly and validly issued and fully paid and non-assessable, will conform to the description of the Common Stock contained in the General Disclosure Package and the Prospectus and will not be subject to any preemptive rights of any security holder of the Company; no holder of Shares will be subject to personal liability by reason of being such a holder; except as set forth in the General Disclosure Package and the Prospectus, the issuance, sale or offering of the Company Shares and the Forward Shares by the Company will not give rise to any options to purchase, or any preemptive or other rights or warrants to subscribe for, or any obligations or commitments of the Company to issue, sell, convert, exchange or register with the Commission any shares of stock, warrants, convertible securities or obligations of the Company or any shares of stock of or membership interests or partnership interests in any subsidiary or any such warrants, convertible securities or obligations; a number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized for issuance under the Forward Sale Agreements, and, when issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements will be validly issued, fully paid and non-assessable;

(j)                                    The issue and sale of the Company Shares and any Forward Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the Forward Sale Agreements and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that could not be reasonably expected to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that could not be reasonably expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or filing with any such court or governmental agency or body is required for the issuance and sale of the Company Shares and the Forward Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Forward Sale Agreements, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications (a) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (b) as may be required pursuant to the listing requirements of the NYSE, or (c) as have already been obtained;

(k)                                 Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), for such defaults that could not be reasonably expected to result in a Material Adverse Effect;

(l)                                     The statements set forth in the General Disclosure Package and the Prospectus under the caption “Federal Income Tax Considerations” and under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(m)                             Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or other assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n)                                 The Company is not and, after giving effect to the offering and sale of the Company Shares and the Forward Shares, will not be required to be registered as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)                                 Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and certain properties acquired by the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act;

(p)                                 The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect;

(q)                                 Commencing with the Company’s taxable year ended December 31, 1996, the Company has been, and upon the sale of the Company Shares and the Forward Shares will be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); the proposed method of operation of the Company as described in the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; and the Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT;

(r)                                    Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of (i) the presence of any hazardous substances, hazardous materials, toxic substances or hazardous or toxic wastes (collectively, “Hazardous Materials”) on any of the properties owned by the Company and its subsidiaries in violation of law or in excess of regulatory action levels that could reasonably be expected to have a Material Adverse Effect or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from such properties as a result of any construction on or operation and use of such properties, which presence or occurrence could reasonably be expected to have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company and its subsidiaries, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders that could reasonably be expected to have a Material Adverse Effect;

(s)                                   The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles as applied in the United States and consistently applied throughout the periods involved (except as otherwise stated therein); the summary and selected financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein; in addition, to the extent applicable, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; furthermore, all financial statements required by Rules 3-10 and 3-14 of Regulation S-X (“Rules 3-10 and 3-14”) have been included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and any such financial statements are in conformity with the requirements of Rules 3-10 and 3-14; and no other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act;

(t)                                    The Company has full corporate power to enter into this Agreement and each Forward Sale Agreement; this Agreement and each Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes, and at the time of purchase will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(u)                                 The Company has not relied upon the Underwriters, the Forward Sellers or the Forward Purchasers or legal counsel for the Underwriters, the Forward Sellers or the Forward Purchasers for any legal, tax or accounting advice in connection with the offering and sale of the Shares or the Forward Sale Agreements;

(v)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

(w)                               As required by Rule 13a-15 under the Exchange Act, the Company’s principal executive officer, principal financial officers, or other persons performing similar functions, have evaluated, as of December 31, 2016, the design and operations of the disclosure controls and procedures of the Company.  Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures effectively ensure that information required to be disclosed in the Company’s filings and submissions with the Commission under the Exchange Act, is accumulated and communicated to our management (including the principal executive officer and principal financial officer) and is recorded, processed, summarized and reported within the time periods specified by the Commission.  In addition, there have not been any significant changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that could significantly affect the Company’s internal control over financial reporting since December 31, 2016;

(x)                                 Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on the Company’s own research or derived from external sources that, in either case, the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(y)                                 During the period of at least the last 12 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; during the period of at least the last 12 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; and as of the date of this Agreement, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company was equal to or greater than $700 million;

(z)                                  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any stock of the Company to facilitate the sale or resale of any of the Shares;

(aa)                          To the Company’s knowledge after due inquiry, the Company and its directors and officers, in their respective capacities as such, are in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(bb)                          Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the General Disclosure Package and the Prospectus in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading; and

(cc)                            The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

5.                                      Certain Covenants of the Company.  The Company hereby covenants and agrees with the Underwriters, the Forward Sellers and the Forward Purchasers:

(a)                                 Subject to Section 5(b), to comply with the requirements of Rule 430B and will notify the Representatives, the Forward Sellers and the Forward Purchasers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the offering of the Shares contemplated hereby, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement relating to the Shares or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement relating to the Shares or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b));

(b)                                 To give the Representatives, the Forward Sellers and the Forward Purchasers notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives, the Forward Sellers or the Forward Purchasers or counsel for the Underwriters, the Forward Sellers or the Forward Purchasers shall reasonably object.  The Company has given the Representatives, the Forward Sellers and the Forward Purchasers notice of any filings made pursuant to the Exchange Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives, the Forward Sellers and the Forward Purchasers notice of its intention to make any such filing from the Applicable Time to the time of purchase and will furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives, the Forward Sellers or the Forward Purchasers or counsel for the Underwriters, the Forward Sellers or the Forward Purchasers shall reasonably object;

(c)                                  Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)                                 Prior to noon, New York City time, on the Business Day next succeeding the date of this Agreement (or prior to 5:00 P.M., New York City time, on such next Business Day if the time of purchase is the fourth Business Day following the date of this Agreement) and from time to time thereafter, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.  The Company will comply with the Securities Act and the 1933 Act Regulations, the Exchange Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement filed so as to cause it to become effective as soon as practical and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus that has not been superseded or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives, the Forward Sellers and the Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(e)                                  To make generally available to its security holders, and to deliver to the Underwriters, as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the 1933 Act Regulations);

(f)                                   During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus Supplement, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of any Common Stock, other than (1) pursuant to employee stock plans existing on the date of this Agreement, (2) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, or (3) in connection with acquisitions of assets or businesses in which Common Stock is issued as consideration;

(g)                                  To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and noncontrolling interests and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)                                 To use the net proceeds received by it from the sale of the Company Shares pursuant to this Agreement or from the settlement of the Forward Sale Agreements in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(i)                                     To use its reasonable best efforts to cause the Company Shares and Forward Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

(j)                                    To engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(k)                                 To use its best efforts to continue to meet the requirements to qualify as a REIT unless the Board of Directors of the Company determines (as evidenced by a Board resolution) in good faith that meeting such requirements is not in the best interests of the Company;

(l)                                     Not to be or become, at any time prior to the expiration of three years after the time of purchase or additional time of purchase, whichever is later, required to be registered as an “investment company,” as such term is defined in the Investment Company Act;

(m)                             Not to, at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization of the price of its stock to facilitate the sale or resale of any of the Shares;

(n)                                 To pay or cause to be paid: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement any Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Forward Sale Agreements, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Company Shares and the Forward Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof; (iv) all fees and expenses in connection with listing the Company Shares and the Forward Shares on the NYSE; (v) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder and under the Forward Sale Agreements which are not otherwise specifically provided for in this Section (it is understood, however, that, except as provided in this Section, and Sections 6, 8 and 10 hereof, each Underwriter will pay all of its own costs and expenses, including the fees and disbursements of its counsel, stock transfer taxes on resale of any of the Shares and Forward Shares by it, and any advertising expenses connected with any offers it may make);

(o)                                 The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act;

(p)                                 The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

6.                                      Reimbursement of Underwriters’, Forward Sellers’ and Forward Purchasers’ Expenses.  If the Shares are not delivered for any reason other than default by the Underwriters, the Forward Sellers or the Forward Purchasers in their obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters, the Forward Sellers and the

Forward Purchasers for their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

7.                                      Conditions of Underwriters’ and the Forward Sellers’ Obligations.  The obligations of the Underwriters hereunder and the obligations of each Forward Seller to deliver and sell the Borrowed Firm Shares to be sold by it at the time of purchase or any Borrowed Additional Shares to be sold by it at any additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at each of the time of purchase and, if applicable, the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 The Registration Statement is effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ and Forward Sellers’ reasonable satisfaction and no state securities authority shall have suspended the qualification or registration of the Shares for offering or sale in any jurisdiction.  The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b);

(b)                                 Clifford Chance US LLP, counsel for the Underwriters, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers their written opinion or opinions, in the form attached as Schedule 7(b) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers;

(c)                                  Morrison & Foerster LLP, counsel for the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers their written opinion, in the form attached as Schedule 7(c) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers;

(d)                                 Venable LLP, Maryland counsel for the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers their written opinion, in the form attached as Schedule 7(d) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers;

(e)                                  At the time of execution of this Agreement, and also at the time of purchase or the additional time of purchase, as the case may be, Ernst & Young LLP shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers;

(f)                                   The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses;

(g)                                  The Company shall have furnished or caused to be furnished to the Underwriters, the Forward Sellers and the Forward Purchasers at the time of purchase or the additional time of purchase, as the case may be, certificates of officers of the Company reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers as to the accuracy of the representations and warranties of the Company herein at and as of the time of purchase or the additional time of purchase, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the time of purchase or the additional time of purchase, as the case may be, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Underwriters may reasonably request;

(h)                                 A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B); and

(i)                                     The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

8.                                      Termination. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the time of purchase or, if applicable, the additional time of purchase, (i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse change occurs (financial or otherwise) (other than as disclosed in, contemplated by or incorporated by reference into, the Registration Statement and Prospectus at the time of purchase or additional time of purchase, as applicable), in the operations, business, net worth, condition or prospects of the Company, or a material change in management of the Company occurs, whether or not arising in the ordinary course of business, which would make it impracticable, in the Representatives’ sole judgment, to market the Shares, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by any Disclosure Package or Prospectus (exclusive of any amendment or supplement thereto) (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE has been suspended (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or Nasdaq or by order of the Commission or any other governmental authority, or (v) if a banking moratorium shall have been declared by New York or United States authorities or if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

If the Underwriters elect to terminate this Agreement as provided in this Section 8, the Company, the Forward Sellers and the Forward Purchasers shall be notified promptly by telephone, which shall be promptly confirmed by facsimile or email.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 6 and 10 hereof), and the Underwriters and Forward Sellers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.                                      Increase in Underwriters’ Commitments.  Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder at the time of purchase or an additional time of purchase (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) (the “Defaulted Shares”) and if the number of the Defaulted Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total number of Shares to be purchased at such time, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the number of Shares they are obligated to purchase at such time pursuant to Section 1 hereof) the number of Defaulted Shares agreed to be purchased by all such defaulting Underwriters at such time, as hereinafter provided.  Such Defaulted Shares shall be taken up and paid for by such non-defaulting Underwriters, acting severally and not jointly, in such number as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, each of the Forward Sellers and the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Forward Sellers and the Company or selected by the Company with your and the Forward Sellers’ approval).  Without relieving any defaulting Underwriter from its obligations hereunder, each of the Forward Sellers and the Company agrees with the non-defaulting Underwriters that it will not sell any Additional Shares hereunder at an additional time of purchase unless all of the Additional Shares to be purchased by the Underwriters at such additional time of purchase (as set forth in the related written notice referred to in the second paragraph of Section 1 hereof) are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Forward Sellers and the Company or selected by the Company with your and the Forward Sellers’ approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or Forward Sellers, as applicable, or you shall have the right to postpone the time of purchase for a period not exceeding five Business Days in order that any necessary changes in the preliminary prospectus and the final prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the number of Defaulted Shares which the defaulting Underwriter or Underwriters agreed to purchase at the time of purchase or an additional time of purchase, as the case may be, exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder at such time, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder at such time, this Agreement, or, in the case of a default with respect to any Additional Shares, the obligations of the Underwriters to purchase, and of the Forward Sellers or the Company to sell, the Additional Shares that otherwise were to be purchased by the Underwriters at such additional time of purchase, shall terminate without further act or deed and without any liability with respect thereto on the part of the Forward Sellers or the Company, as applicable, to any Underwriter and without any liability with respect thereto on the part of any non-defaulting Underwriter to the Forward Sellers or the Company; provided, however, that, for avoidance of doubt, in the case of such a termination on account of a default with respect to any Additional Shares, this Agreement shall not terminate as to the Firm Shares or any Additional Shares purchased by the Underwriters from the Forward Sellers or the Company pursuant hereto prior to such termination.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                               Indemnity and Contribution.

(a)                                 The Company agrees to indemnify, defend and hold harmless the Underwriters, the Forward Sellers, the Forward Purchasers, their respective partners, directors and officers, and any Person who controls the Underwriters, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Underwriters, the Forward Sellers, the Forward Purchasers or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B information, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading. (ii) any untrue statement or alleged untrue statement of a material fact or in any preliminary prospectus, the Information 8-K, any Issuer Free Writing Prospectus or the Prospectus or any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or alleged failure to act by the Underwriters, the Forward Sellers or the Forward Purchasers in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, damage, expense, liability, claim or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, damage, expense, liability, claim or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by an Underwriter, Forward Seller or Forward Purchaser through its respective gross negligence or willful misconduct), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriters, the Forward Sellers or the Forward Purchasers to the Company expressly for use with reference to the Underwriters, the Forward Sellers or the Forward Purchasers, respectively, in the General Disclosure Package or the Prospectus or arises out of or is based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Underwriters, Forward Sellers or Forward Purchasers or any such Person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriters, Forward Sellers or Forward Purchasers or such Person shall promptly notify the Company in writing of the institution of such

Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriters, Forward Sellers or Forward Purchasers or any such Person or otherwise.  The Underwriters, Forward Sellers or Forward Purchasers or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriters, Forward Sellers or Forward Purchasers or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Company shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriters, the Forward Sellers and the Forward Purchasers and any such Person from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director of the Company and each officer of the Company who signed the Registration Statement and each Forward Seller and each Forward Purchaser and any Person who controls any Forward Seller or any Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriters to the Company expressly for use with reference to the Underwriters in the General Disclosure Package or the Prospectus or arising out of or based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company, any Forward Seller, any Forward Purchaser or any such Person in respect of which indemnity may be sought against the Underwriters pursuant to the foregoing paragraph, the Company, Forward Seller, Forward Purchaser, or such Person shall promptly notify the Underwriters in writing of the institution of such Proceeding and the Underwriters, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriters shall not relieve the Underwriters from any liability which the Underwriters may have to the Company, any Forward Seller, any Forward Purchaser or any such Person or otherwise.  The Company, any Forward Seller, any Forward Purchaser or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, Forward Seller, Forward Purchaser or such Person unless the employment of such counsel shall have been authorized in writing by the Underwriters in connection with the defense of such Proceeding or the Underwriters shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with those available to the Underwriters (in which case the Underwriters shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriters may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriters), in any of which events such fees and expenses shall be borne by the Underwriters and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Underwriters shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriters but if settled with such written consent, the Underwriters agree to indemnify and hold harmless the Company, the Forward Sellers, the Forward Purchasers and any such Person from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)          If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying person on the one hand and the indemnified person on the other hand from the offering of the Shares or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the parties shall be deemed to be in the same respective proportions as (x) in the case of the Company, the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company (which proceeds shall include the proceeds that would be received by the Company pursuant to the Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements) of the Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (z) in the case of the Forward Sellers, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers, in each case as set forth in the applicable Forward Sale Agreement.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Underwriters, the Forward Sellers or the Forward Purchasers

and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(d)                                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 10, (i) the Underwriters shall not be liable or responsible for, or be required to contribute, any amount pursuant to this Section 10 in excess of the amount of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriters and (ii) no Forward Seller or Forward Purchaser shall be required to contribute an amount in excess of the aggregate Spread (as defined in the applicable Forward Sale Agreement) retained by such Forward Purchaser under the applicable Forward Sale Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Forward Sellers, the Forward Purchasers, their directors and officers or any Person (including each partner, officer or director of such Person) who controls the Underwriters, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  Each party hereto agrees promptly to notify each other party upon the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the General Disclosure Package or Prospectus.

11.                               Additional Issuance and Sale by the Company.

(a)                                 In the event that (i) all the Conditions are not satisfied on or prior to the time of purchase (in respect of the Borrowed Firm Shares) or any additional time of purchase (in respect of any Borrowed Additional Shares in respect of which an Additional Forward Sale Agreement has been executed) and any of the Forward Sellers elects, pursuant to Section 1 hereof not to deliver the total number of Borrowed Shares deliverable by such Forward Seller hereunder or (ii) any of the Forward Sellers determines in good faith and a commercially reasonable manner that (A) it is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of the Borrowed Shares to be sold by it or (B) it would be impracticable for such Forward Seller to borrow and deliver for sale under this Agreement the total number of Borrowed Shares or it would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it then, in each case, the Company shall issue and sell to the Underwriters at the time of purchase or additional time of purchase, as the case may be, pursuant to Section 1 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that the applicable Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the time of purchase or additional time of purchase, as the case may be, for a period not exceeding one Business Day in order to effect any required changes in any documents or arrangements.  The shares of

Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a): (i) in lieu of any Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares” and (ii) in lieu of any Borrowed Additional Shares in respect of which an Additional Forward Sale Agreement has been executed are referred to herein as the “Company Top-Up Additional Shares.”

(b)                                 Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the time of purchase or additional time of purchase, as applicable, and such Forward Seller elects, pursuant to Section 1 hereof not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it, (ii) such Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement at the time of purchase or additional time of purchase, as applicable, a number of shares of Common Stock equal to the number of the Borrowed Shares to be sold by it or (iii) in the applicable Forward Purchaser’s commercially reasonable judgment, such Forward Seller or its affiliate would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it.

12.                               Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, (a) if to the Underwriters, shall be sufficient in all respects if delivered by hand or sent by facsimile, email or certified mail to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (facsimile: (646) 291-1469; (b) if to the Forward Purchasers or Forward Sellers, shall be sufficient in all respects if delivered by hand or sent by facsimile, email or certified mail to JPMorgan Chase Bank, National Association at EDG Marketing Support, Email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, (fax no.: (866) 866-4506), with a copy to Santosh Sreenivasan, Managing Director, Email: santosh.sreenivasan@jpmorgan.com; Bank of America, N.A. at c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Tower at One Bryant Park, New York, New York 10036, Attention: Gary Rosenblum, Assistant General Counsel (fax no.: 646-855-5821); and Citibank, N.A. at 390 Greenwich Street, 1st Floor, New York, New York 10013, Attn: James Heathcote, Email: james.heathcote@citi.com, with a copy to Dustin Sheppard, Email: dustin.c.sheppard@citi,com; in each case, with a copy to Cleary Gottlieb Steen & Hamilton LLP, New York, New York, attention of Michael Dayan (fax no.: 212-225-3999); and (c) if to the Company, shall be sufficient in all respects if delivered by hand or sent by facsimile or certified mail to the Company at the offices of the Company as set forth on the Registration Statement, Attention: Secretary.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.                               No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, and the transactions under the Forward Sale Agreements, are arm’s-length commercial transactions between the parties thereto, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter, Forward Seller or Forward Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no

Underwriter, Forward Seller or Forward Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Seller or Forward Purchaser has advised or is currently advising the Company on other matters) and no Underwriter, Forward Seller or Forward Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters, Forward Sellers and Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters, Forward Sellers and Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.                               Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.                               Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters, Forward Sellers or Forward Purchasers or any indemnified party.  The Underwriters, Forward Sellers and Forward Purchasers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16.                               Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the parties hereto and to the extent provided in Section 10 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators.  No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.                               Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement between the parties.

18.                               Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their successors and assigns and any successor or assign of any substantial portion of the parties’ businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Company, the Underwriters, the Forward Sellers and the Forward Purchasers please so indicate in the space provided below for the purpose, whereupon this letter and the Underwriters’ acceptance shall constitute a binding agreement among the parties, severally.

Very truly yours,

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:	/s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

For itself and as Representative of the other
Underwriters named in Schedule A hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Karin Fronczke
Name: Karin Fronczke
Title: Executive Director

[Signature Page to Underwriting Agreement]

For itself and as Representative of the other
Underwriters named in Schedule A hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Greg Wright
Name: Greg Wright
Title: Managing Director
Co-Head of Americas Real Estate Investment Banking

[Signature Page to Underwriting Agreement]

For itself and as Representative of the other
Underwriters named in Schedule A hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Ralph W. Rose
Name: Ralph W. Rose
Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC, AS AGENT FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH
Acting in its capacity as Forward Seller

By:	/s/ Karin Fronczke
Name: Karin Fronczke
Title: Executive Director

[Signature Page to Underwriting Agreement]

BANK OF AMERICA, N.A.
Acting in its capacity as Forward Seller

By:	/s/ David Moran
Name: David Moran
Title: Managing Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.
Acting in its capacity as Forward Seller

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC, AS AGENT FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH
Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Karin Fronczke
Name: Karin Fronczke
Title: Executive Director

[Signature Page to Underwriting Agreement]

BANK OF AMERICA, N.A.
Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ David Moran
Name: David Moran
Title: Managing Director

[Signature Page to Underwriting Agreement]

CITIBANK, N.A.
Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Company Firm Shares To Be Purchased	Number of Borrowed Firm Shares To Be Purchased
J.P. MORGAN SECURITIES LLC	446,250	850,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	336,000	640,000
CITIGROUP GLOBAL MARKETS INC.	336,000	640,000
RBC CAPITAL MARKETS, LLC	89,250	170,000
MIZUHO SECURITIES USA INC.	89,250	170,000
TD SECURITIES (USA) LLC	89,250	170,000
SCOTIA CAPITAL (USA) INC.	89,250	170,000
GOLDMAN, SACHS & CO.	89,250	170,000
BARCLAYS CAPITAL INC.	44,625	85,000
MUFG SECURITIES AMERICAS INC.	44,625	85,000
SMBC NIKKO SECURITIES AMERICA, INC.	44,625	85,000
UBS SECURITIES LLC	44,625	85,000
BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC	44,625	85,000
BBVA SECURITIES INC.	44,625	85,000
BNP PARIBAS SECURITIES CORP.	44,625	85,000
ROBERT W. BAIRD & CO. INCORPORATED	44,625	85,000
EVERCORE GROUP L.L.C.	44,625	85,000
CAPITAL ONE SECURITIES, INC.	44,625	85,000
PNC CAPITAL MARKETS LLC	44,625	85,000
SUNTRUST ROBINSON HUMPHREY, INC.	44,625	85,000
TOTAL	2,100,000	4,000,000

Name of Forward Seller	Number of Borrowed Firm Shares To Be Sold	Maximum Number of Borrowed Additional Shares To Be Sold
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH	1,333,334	305,000
BANK OF AMERICA, N.A.	1,333,333	305,000
CITIBANK, N.A	1,333,333	305,000
TOTAL	4,000,000	915,000

SCHEDULE B

Shares of Common Stock

(Par Value $0.01 Per Share)

1.                                The public offering price per share for the Shares, determined as provided in Section 1, shall be $108.55.

2.                                The number of Shares offered shall be 6,100,000 and the Shares that may be issued pursuant to the option to purchase Additional Shares shall be 915,000.

SCHEDULE C

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

NONE

SCHEDULE 4(g)

SUBSIDIARIES OF THE COMPANY

Subsidiary	Jurisdiction of Organization

Alexandria Real Estate Equities, L.P.	Delaware

ARE-QRS Corp.	Maryland

ARE-Tech Square, LLC	Delaware

Alexandria Equities, LLC	Delaware

Schedule 7(b)

Pursuant to Section 7(b) of this Agreement, Clifford Chance US LLP shall furnish their opinion to the Underwriters, Forward Sellers and Forward Purchasers to the effect that:

1.                                      The Company Shares have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement.  The Company Shares, when issued and delivered by the Company in accordance with such authorization and pursuant to the Underwriting Agreement against payment of the consideration specified in the Underwriting Agreement, will be validly issued, fully paid and non-assessable under Maryland law.

2.                                      A number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized for issuance and sale under the Forward Sale Agreements, and, when issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements will be validly issued, fully paid and non-assessable under Maryland law.

3.                                      The Underwriting Agreement and each Forward Sale Agreement has been duly authorized, executed and delivered by the Company.

4.                                      The Company Shares and Forward Shares, when issued and outstanding, will conform in all material respects with the description thereof contained in the Prospectus.

5.                                      The Registration Statement, at the last deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, the General Disclosure Package as of the Applicable Time (as defined below) and the Prospectus, as of its date and as of the date hereof (in each case, other than (A) the financial statements, related schedules and other data derived from such financial statements and related schedules, and other financial information included or incorporated by reference therein or excluded therefrom and (B) any of the documents incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder.

Based solely on our review of the Commission’s website on [•], 2017, the Registration Statement has become effective under the Securities Act, and based solely on our review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [•] [a.m./p.m.] on March [•], 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or, to our knowledge, overtly threatened by the Commission.

In addition, we have reviewed the Registration Statement, the General Disclosure Package and the Prospectus Supplement and participated in conferences with officers, directors and other representatives of and counsel to the Company and its subsidiaries, representatives of the independent public accountants of the Company and you and your representatives at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and we have reviewed certain corporate and partnership records, documents and proceedings. On the basis of the foregoing, nothing has come to our attention that leads us to believe that (1) the Registration Statement, at the last deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the General Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus, as of its date and the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, related schedules, and other data derived from such financial statements, schedules and other financial information included or incorporated by reference in or excluded from the General Disclosure Package or the Prospectus). For purposes of the foregoing, “Applicable Time” means 7:30 p.m. New York City Time on March 9, 2017.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus or any amendments or supplements thereto (including any of the documents incorporated by reference therein, other than as provided in the third enumerated paragraph of this letter).

Schedule 7(c)

Pursuant to Section 7(c) of this Agreement, Morrison & Foerster LLP shall furnish their opinion to the Underwriters, Forward Sellers and Forward Purchasers to the effect that:

1.                                      The Company is qualified to do business and is in good standing as a foreign corporation under the laws of the States of California, Massachusetts and Washington.

2.                                      Each Subsidiary (other than ARE-QRS Corp., which is incorporated in Maryland) is a corporation, limited partnership or limited liability company, as the case may be, validly existing and in good standing under the Delaware Statutes, and all of the issued shares of capital stock, partnership interests or membership interests of each such Subsidiary, as the case may be, have been duly authorized and validly issued and, as to shares of capital stock, are fully paid and nonassessable.

3.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.                                      Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5.                                      The execution and delivery by the Company of the Underwriting Agreement and each Forward Sale Agreement, the issuance and delivery by the Company of the Company Shares and the Forward Shares, compliance by the Company with all of the provisions of the Underwriting Agreement and each Forward Sale Agreement in accordance with its terms, and the consummation of the transactions therein contemplated, do not constitute a violation of or a default under any Applicable Contract (except for such conflicts, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect) or the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement, or other organizational document, as applicable of any of the Subsidiaries that are organized under the Delaware Statutes.  We do not express any opinion, however, as to (i) whether the execution, delivery or performance by the Company of the Underwriting Agreement and each Forward Sale Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or (ii) the enforceability of the Underwriting Agreement or any of the Applicable Contracts.  We call to your attention the fact that certain of the Applicable Contracts are governed by the laws of jurisdictions other than those as to which we are opining.  We make no comment as to the effect of the laws of such jurisdictions on the opinions expressed herein.

6.                                      None of the execution or delivery by the Company of the Underwriting Agreement and each Forward Sale Agreement, the performance of its obligations under the Underwriting Agreement and each Forward Sale Agreement, the issuance and delivery by the Company of the Company Shares and the Forward Shares, or the compliance at the time of purchase by the Company with the terms and provisions of the Underwriting Agreement and each Forward Sale Agreement and the consummation of the transactions therein contemplated, will contravene any provision of any (a) Applicable Laws or (b) judgment, order or decree known to us of any court or Governmental Authority or agency having jurisdiction over the Company.

7.                                      The Company is not, and upon receipt of the proceeds from the sale of the Company Shares and the Forward Shares and the use of such proceeds in accordance with the “Use of Proceeds” section of the Prospectus, will not be required to be registered as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

8.                                      Each of the documents that are incorporated or deemed incorporated by reference into the Prospectus at the time it was filed or last amended (other than the financial statements and supporting schedules and other financial data included therein, as to which we express no opinion), when they were filed with the Commission (or, if later, upon filing of an amendment thereto) complied as to form in all material respects with the requirements of the Exchange Act.

9.                                      The Registration Statement, as of the most recent deemed effective date pursuant to Rule 430B(f)(2) under the Securities Act prior to the Applicable Time, the Preliminary Prospectus, as of the Applicable Time, and the Prospectus, as of its date and as of the date hereof (in each case other than (A) the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we express no opinion and (B) except as expressed in our opinion in paragraph 8 above, the documents incorporated therein), each complied as to form in all material respects to the applicable requirements of the Securities Act.

10.                               The Registration Statement became automatically effective under the Securities Act on November 3, 2015.  The Prospectus containing the Rule 430B Information has been filed with the Commission in the manner and within the time period required by Rule 424(b), without reliance on Rule 424(b)(8).  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Securities Act.

11.                               Beginning with the Company’s taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and its actual method of operation through the date of this letter and its planned method of operation, each as represented in the Officer’s Certificate, will continue to enable it to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2017 and thereafter.

12.                               The discussion in the Prospectus under the heading “Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects, and accurately summarizes the material Federal income tax consequences of an investment in the Shares, subject to the qualifications set forth therein.

13.                               Neither the Company nor any of the Subsidiaries is (i) to our knowledge, in breach of, or default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except where such default could not reasonably be expected to have a Material Adverse Effect, (ii) to our knowledge, in violation of any Governmental Approval or Applicable Laws, except where such violation could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any of the articles of incorporation or bylaws of the Company or the material terms of the charter, bylaws, limited liability company agreement or limited partnership agreement, as applicable, of any of the Subsidiaries.

14.                               To our knowledge, there are no legal or governmental proceedings pending, contemplated or threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or any of their respective properties is subject that could reasonably be expected to have a Material Adverse Effect.

We confirm to you that nothing came to our attention that caused us to believe that (x) the Registration Statement, as of each deemed effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the General Disclosure Package, as of 7:30 p.m. New York City Time on March 9, 2017 (the “Applicable Time”), and information included on an attached schedule which states (1) the public offering price per share for the Shares, (2) the underwriter discount per share, and (3) the number of shares offered, including the option to purchase additional shares, considered as a whole, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) that the Prospectus, as of its date or as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to clauses (x), (y) and (z), we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package, or the Prospectus (except as otherwise specifically provided in our opinion of today’s date addressed to you relating to federal income tax matters and in paragraphs 8 and 9 above), and we do not express any belief with respect to the financial statements or other financial data derived therefrom, contained in or omitted from the Registration Statement, the General Disclosure Package, or the Prospectus.

As used in this opinion, (i) “Governmental Approval” means any consent, approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (ii) “Governmental Authority” shall mean any United States or California executive, legislative, judicial, administrative or regulatory body, (iii) “Applicable Laws” means those laws, rules and regulations of the United States of America and the State of California, New York and Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement or the Forward Sale Agreements; provided, that we express no opinion as to (x) the “blue sky” or state securities or real estate syndication laws of any jurisdiction or (y) municipal laws or the laws of any agencies within any state, and (iv) “Material Adverse Effect” means a material adverse effect in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

Schedule 7(d)

Pursuant to Section 7(d) of this Agreement, Venable LLP shall furnish their opinion to the Underwriters, Forward Sellers and Forward Purchasers to the effect that:

1.                                      Each of the Company and ARE-QRS Corp. has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”).

2.                                      The Company has full corporate power to own its properties and to conduct its business as described under the caption “Summary — Alexandria Real Estate Equities, Inc.” in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and each Forward Sale Agreement.

3.                                      As of December 31, 2016, the authorized, issued and outstanding stock of the Company was as disclosed in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Capitalization” (except for issuances of restricted shares of Common Stock under existing stock plans referred to in the Prospectus).  As of the date hereof, the Company has authority to issue up to 100,000,000 shares of Common Stock, 100,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), including 1,610,000 shares of 9.50% Series A Cumulative Redeemable Preferred Stock, 500,000 shares of Series A Junior Participating Preferred Stock, 2,300,000 shares of 9.10% Series B Cumulative Redeemable Preferred Stock, 5,750,000 shares of 8.375% Series C Cumulative Redeemable Preferred Stock, 10,000,000 shares of 7.00% Series D Cumulative Convertible Preferred Stock (“Series D Preferred Stock”), and 5,200,000 shares of 6.45% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), and 200,000,000 shares of Excess Stock, $.01 par value per share.

4.                                      All of the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable.  The Company Shares have been duly authorized for issuance and sale to the Underwriters and, when issued and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and the Resolutions, will be duly and validly issued, fully paid and nonassessable.  A number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized for issuance under the Forward Sale Agreements, and, when issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements will be validly issued, fully paid and non-assessable.  The Outstanding Shares are not, and upon issuance the Company Shares and the Forward Shares will not be, subject to any preemptive or other similar rights arising by operation of the Maryland General Corporation Law, the Charter or the Bylaws.  The Shares conform in all material respects to the descriptions thereof contained in the Prospectus under the caption “Description of Stock.”  The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements of the Maryland General Corporation Law and with any applicable requirements of the Charter and Bylaws of the Company. A number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized for issuance under the Forward Sale Agreements, and, when issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements will be validly issued, fully paid and non-assessable.

5.                                      The Underwriting Agreement and each Forward Sale Agreement has been duly executed by the Company and, so far as is known to us, the Underwriting Agreement and each Forward Sale Agreement has been delivered by the Company.

6.                                      The execution and delivery of the Underwriting Agreement and each Forward Sale Agreement by the Company, the issuance and sale of the Company Shares and the Forward Shares by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement and each Forward Sale Agreement have been authorized by all necessary corporate action on the part of the Company and will not result in a breach or violation of the Charter or the Bylaws or violate or conflict with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company.

7.                                      No consent, approval, authorization or order of, or any filing or declaration with, any court or other government agency or body of the State of Maryland is required under Maryland law in connection with (i) the authorization, issuance, transfer, sale or delivery of the Company Shares or the Forward Shares by the Company, (ii) the execution, delivery and performance of the Underwriting Agreement and each Forward Sale Agreement by the Company, or (iii) the taking by the Company of any action contemplated by the Underwriting Agreement and each Forward Sale Agreement, except such as may be required under Maryland state securities laws and regulations in connection with the purchase and distribution by the Underwriters of the Shares, other than those which have already been made, obtained or rendered, as applicable.

8.                                      The information contained in the Registration Statement and Prospectus under the caption “Description of Stock,” to the extent that it constitutes a summary of the terms of the Shares, and under the caption “Provisions of Maryland Law and of Our Charter and Bylaws,” and incorporated by reference into the Prospectus from the Company’s Form 10-K for the year ended December 31, 2016, under the headings “Risk Factors—There are limits on the ownership of our capital stock under which a stockholder may lose beneficial ownership of its shares and that may delay or prevent transactions that might otherwise be desired by our stockholders” and “—In addition to the ownership limit, certain provisions of our charter and bylaws may delay or prevent transactions that may be deemed to be desirable to our stockholders,” to the extent that it constitutes matters of Maryland law, summaries of legal matters, of the Charter, of the Bylaws or of legal proceedings, or legal conclusions, has been reviewed by us and accurately summarizes such matters in all material respects.